EXHIBIT 23

TERRY AMISANO LTD. AMISANO HANSON
KEVIN HANSON, C.A. CHARTERED ACCOUNTANTS

                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We hereby consent to the use, in the Registration Statement on Form SB-2 for BV Pharmaceutical, Inc., of our report dated January 5, 2004 except for Note 7, which is as of January 23, 2004 relating to the December 31, 2003 and 2002 financial statements, which appears in such Registration Statement.

"AMISANO HANSON"
AMISANO HANSON, CHARTERED ACCOUNTANTS

Vancouver, BC, Canada
March 10, 2004



Suite 604 - 750 West Pender Street         Telephone:  (604) 689-0188
Vancouver, Canada                          Facsimile:  (604) 689-9773
V6C 2T7                                    E-MAIL:     KHANSON@AMISANOHANSON.COM